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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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              PROVIDENT FINANCIAL GROUP, INC.                                PFGI CAPITAL CORPORATION
  (Exact name of registrant as specified in its charter)      (Exact name of registrant as specified in its charter)

                           Ohio                                                      Maryland
         (State of incorporation or organization)                    (State of incorporation or organization)

                        31-0982792                                                  04-3659419
           (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

                  One East Fourth Street,                                    One East Fourth Street,
                     Cincinnati, Ohio                                            Cincinnati, Ohio
         (Address of principal executive offices)                    (Address of principal executive offices)
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        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class         Name of each exchange on which
         to be so registered         each class is to be registered

       6,000,000 Income PRIDES          New York Stock Exchange


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


      Securities Act registration file number to which this form relates:
                                    333-88446
                                  333-88446-01







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        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants Securities to be Registered.

        For a description of the Income PRIDES to be registered hereunder by Provident Financial Group, Inc. and PFGI Capital Corporation (together, the "Registrants"), reference is made to the Registration Statement on Form S-3 of the Registrants filed by the Registrants with the Securities and Exchange Commission (the "Commission") on May 16, 2002 (File Nos. 333-88446 and 333-88446-01), as amended by a
        Pre-Effective Amendment No. 1 filed with the Commission on June 1, 2002 and a Pre-Effective Amendment No. 2 filed with the Commission on June 6, 2002 (as amended, the "Registration Statement"), and the description included under the caption "Description of the Securities" in the form of prospectus included in the Registration Statement. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference herein.

Item 2. Exhibits

The following exhibits have been filed with the Securities and Exchange
Commission:

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3.1      Articles of Incorporation of Provident Financial Group, Inc.
         (incorporated by reference to Provident Financial Group, Inc.'s Annual Report filed on Form 10-K for the year ended December 31, 2001)

3.2 Code of Regulations of Provident Financial Group, Inc. (incorporated by reference to Provident Financial Group, Inc.'s Annual Report filed on Form 10-K for the year ended December 31, 2001)

3.3      Articles of Incorporation of PFGI Capital Corporation*

3.4      Bylaws of PFGI Capital Corporation, dated as of May 9, 2002*

3.5 Amended and Restated Articles of Incorporation of PFGI Capital Corporation, dated as of June 5, 2002*

4.1      Form of Common Stock Certificate of Provident Financial Group, Inc.*

4.2 Form of Purchase Contract Agreement to be entered into between Provident Financial Group, Inc., the Provident Bank, PFGI Capital Corporation and J.P. Morgan Trust Company, National Association, as forward purchase contract*

4.3      Form of Income PRIDES*
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4.4      Form of Pledge Agreement to be entered into among Provident Financial
         Group, Inc., J.P. Morgan Trust Company, National Association, as collateral agent and securities intermediary and J.P. Morgan Trust Company, National Association, as forward purchase contract agent*

4.5      Form of Preferred Stock Certificate of PFGI Capital Corporation*

4.6 Form of Remarketing Agreement to be entered into between Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent, J.P. Morgan Trust Company, National Association, as Purchase Contract Agent, Provident Financial Group, Inc., the Provident Bank and PFGI Capital Corporation*

* Incorporated by reference to the corresponding exhibit filed with an amendment to the Registration Statement.
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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


Date: June 6, 2002


                                    Provident Financial Group, Inc.


                                    By: /s/ Mark Magee
                                        ---------------------------
                                        Name:  Mark Magee
                                        Title: Executive Vice President and
                                               General Counsel


                                    PFGI Capital Corporation


                                    By: /s/ Tayfun Tuzun
                                        ---------------------------
                                        Name:  Tayfun Tuzun
                                        Title: Treasurer